                                                                    Exhibit 4.22


                      AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF FEBRUARY 24, 1998

                                      AMONG

                   DEVELOPERS DIVERSIFIED REALTY CORPORATION,

                                   AS BORROWER

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO,
                             AS ADMINISTRATIVE AGENT

                                       AND

              BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION,
                         COMMERZBANK AKTIENGESELLSCHAFT,
                              FLEET NATIONAL BANK,
                   UNION BANK OF SWITZERLAND, NEW YORK BRANCH,
                           AMSOUTH BANK, AS CO-AGENTS

                                       AND

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                                   AS LENDERS

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

ARTICLE I  DEFINITIONS.......................................................  1

ARTICLE II  THE CREDIT....................................................... 20

   2.1.    Commitments; Reduction in Aggregate Commitment.................... 20
   2.2.    Final Principal Payment........................................... 21
   2.3.    Ratable and Nonratable Loans...................................... 21
   2.4.    Applicable Margins................................................ 21
   2.6.    Other Fees........................................................ 22
   2.7.    Minimum Amount of Each Advance.................................... 22
   2.8.    Optional Principal Payments....................................... 22
   2.9.    Method of Selecting Types and Interest Periods for New Advances... 22
   2.10.   Conversion and Continuation of Outstanding Advances............... 23
   2.11.   Changes in Interest Rate, Etc..................................... 24
   2.12.   Rates Applicable After Default.................................... 24
   2.13.   Method of Payment................................................. 25
   2.14.   Notes; Telephonic Notices......................................... 25
   2.15.   Interest Payment Dates; Interest and Fee Basis.................... 26
   2.16.   Notification of Advances, Interest Rates and Prepayments.......... 26
   2.17.   Lending Installations............................................. 26
   2.18.   Non-Receipt of Funds by the Administrative Agent.................. 26
   2.19.   Withholding Tax Exemption......................................... 27
   2.20.   Replacement of Lenders under Certain Circumstances................ 27
   2.21.   Swingline Loans................................................... 28
   2.22.   Competitive Bid Loans............................................. 29
   2.23.   Agent Administered Competitive Bid Loans.......................... 30
   2.24.   Competitive Bid Loans Administered by Borrower.................... 34
   2.25.   Application of Moneys Received.................................... 37
   2.26.   Usury.  .......................................................... 37

ARTICLE III  CHANGE IN CIRCUMSTANCES......................................... 38

   3.1.    Yield Protection.................................................. 38
   3.2.    Changes in Capital Adequacy Regulations........................... 39
   3.3.    Availability of Types of Advances................................. 39
   3.4.    Funding Indemnification........................................... 39
   3.5.    Lender Statements; Survival of Indemnity.......................... 40

ARTICLE IV  CONDITIONS PRECEDENT............................................. 40

   4.1.    Initial Advance................................................... 40
   4.2.    Each Advance...................................................... 42

ARTICLE V  REPRESENTATIONS AND WARRANTIES.................................... 43

                                TABLE OF CONTENTS
                                -----------------
                                   (CONTINUED)
                                                                            PAGE
                                                                            ----


   5.1.    Existence.  ..................................................... 43
   5.2.    Authorization and Validity....................................... 43
   5.3.    No Conflict; Government Consent.................................. 43
   5.4.    Financial Statements; Material Adverse Change.................... 44
   5.5.    Taxes............................................................ 44
   5.6.    Litigation and Guarantee Obligations............................. 44
   5.7.    Subsidiaries..................................................... 44
   5.8.    ERISA............................................................ 45
   5.9.    Accuracy of Information.......................................... 45
   5.10.   Regulation U..................................................... 45
   5.11.   Material Agreements.............................................. 45
   5.12.   Compliance With Laws............................................. 45
   5.13.   Ownership of Properties.......................................... 46
   5.14.   Investment Company Act........................................... 46
   5.15.   Public Utility Holding Company Act............................... 46
   5.16.   Solvency......................................................... 46
   5.17.   Insurance........................................................ 46
   5.18.   REIT Status...................................................... 47
   5.19.   Environmental Matters............................................ 47
   5.20.   Unencumbered Assets.............................................. 48

ARTICLE VI  COVENANTS....................................................... 50

   6.1.    Financial Reporting.............................................. 50
   6.2.    Use of Proceeds.................................................. 52
   6.3.    Notice of Default................................................ 53
   6.4.    Conduct of Business.............................................. 53
   6.5.    Taxes............................................................ 53
   6.6.    Insurance........................................................ 53
   6.7.    Compliance with Laws............................................. 53
   6.8.    Maintenance of Properties........................................ 53
   6.9.    Inspection....................................................... 53
   6.10.   Maintenance of Status............................................ 54
   6.11.   Dividends........................................................ 54
   6.12.   Merger; Sale of Assets........................................... 54
   6.13.   Delivery of Subsidiary Guaranties................................ 54
   6.14.   Sale and Leaseback............................................... 54
   6.15.   Acquisitions and Investments..................................... 54
   6.16.   Liens............................................................ 55
   6.17.   Affiliates....................................................... 56
   6.18.   Financial Undertakings........................................... 56
   6.19.   Variable Interest Indebtedness................................... 56

                                TABLE OF CONTENTS
                                -----------------
                                   (CONTINUED)
                                                                            PAGE
                                                                            ----

   6.20.   Consolidated Net Worth............................................ 56
   6.21.   Indebtedness and Cash Flow Covenants.............................. 57
   6.22.   Environmental Matters............................................. 57

ARTICLE VII  DEFAULTS........................................................ 58

ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES................. 61

    8.1.    Acceleration..................................................... 61
    8.2.    Amendments....................................................... 61
    8.3.    Preservation of Rights........................................... 62

ARTICLE IX  GENERAL PROVISIONS............................................... 62

    9.1.    Survival of Representations...................................... 62
    9.2.    Governmental Regulation.......................................... 62
    9.3.    Taxes............................................................ 63
    9.4.    Headings......................................................... 63
    9.5.    Entire Agreement................................................. 63
    9.6.    Several Obligations; Benefits of this Agreement.................. 63
    9.7.    Expenses; Indemnification........................................ 63
    9.8.    Numbers of Documents............................................. 64
    9.9.    Accounting....................................................... 64
    9.10.   Severability of Provisions....................................... 64
    9.11.   Nonliability of Lenders.......................................... 64
    9.12.   CHOICE OF LAW.................................................... 64
    9.13.   CONSENT TO JURISDICTION.......................................... 64
    9.14.   WAIVER OF JURY TRIAL............................................. 65

ARTICLE X  THE ADMINISTRATIVE AGENT.......................................... 65

    10.1.   Appointment...................................................... 65
    10.2.   Powers........................................................... 65
    10.3.   General Immunity................................................. 65
    10.4.   No Responsibility for Loans, Recitals, etc....................... 66
    10.5.   Action on Instructions of Lenders................................ 66
    10.6.   Employment of Agents and Counsel................................. 66
    10.7.   Reliance on Documents; Counsel................................... 66
    10.8.   Administrative Agent's Reimbursement and Indemnification......... 67
    10.9.   Rights as a Lender............................................... 67
    10.10.  Lender Credit Decision........................................... 68
    10.11.  Successor Administrative Agent................................... 68

                      AMENDED AND RESTATED CREDIT AGREEMENT


         This Amended and Restated Credit Agreement, dated as of February 24, 1998, is among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the"BORROWER"), The First National Bank of Chicago, a national banking association, and the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the "LENDERS"), The First National Bank of Chicago, not individually, but as "ADMINISTRATIVE AGENT" and Bank of America National Trust & Savings Association, Commerzbank Aktiengesellschaft, Fleet National Bank, Union Bank of Switzerland, New York Branch and AmSouth Bank, not individually but as "CO-AGENTS".

                                    RECITALS

         A. The Borrower is primarily engaged in the business of purchasing, developing, owning, operating, leasing and managing retail, office and industrial properties.

         B. The Borrower is listed on the New York Stock Exchange and is qualified as a real estate investment trust.

         C. The Borrower has requested that the Lenders make loans available to the Borrower pursuant to the terms of this Agreement, and that the Administrative Agent act as administrative agent for the Lenders. The Administrative Agent and the Lenders have agreed to do so.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------


         As used in this Agreement:

         "ABR Applicable Margin" means, as of any date, the Applicable Margin in effect on such date with respect to Floating Rate Advances and Floating Rate Loans.

         "Absolute Interest Period" means, with respect to a Competitive Bid Loan made at an Absolute Rate, a period of up to 180 days as requested by Borrower and confirmed by a Lender but in no event extending beyond the Facility Termination Date. If an Absolute Interest Period would end on a day which is not a Business Day, such Absolute Interest Period shall end on the next succeeding Business Day.

         "Absolute Rate" means a fixed rate of interest (rounded to the nearest 1/100 of 1%) for an Absolute Interest Period with respect to a Competitive Bid Loan offered by a Lender and accepted by the Borrower at such rate.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

         "Administrative Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to ARTICLE X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to ARTICLE X.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans (including without limitation Competitive Bid Loans and Swingline Loans) made by one or more of the Lenders to the Borrower of the same Type and, in the case of Fixed Rate Advances, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Aggregate Commitment" means, as of any date, the aggregate of the then-current Commitments of all the Lenders, which is, as of the Agreement Execution Date, $250,000,000, subject to increases or decreases as provided in
SECTION 2.1 hereof.

         "Agreement" means this Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Execution Date" means the date this Agreement has been fully executed and delivered by all parties hereto.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Margin" means the applicable margin set forth in the table in SECTION 2.4 used in calculating the interest rate applicable to the various Types of Advances, which shall vary from time to time in accordance with Borrower's long term unsecured debt ratings.

         "Arranger" means First Chicago Capital Markets, Inc.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assessment Rate" means, for any CD Interest Period, the assessment rate per annum (rounded upwards to the next higher multiple of 1/100 of 1% if the rate is not such a multiple) payable to the Federal Deposit Insurance Corporation (or any successor) by a member of the Bank Insurance Fund which is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss.327.3(e) (or any successor provision) for the insurance of time deposits at the offices of such institution in the United States, as estimated by First Chicago on the first day of such CD Interest Period.

         "Assets Under Development" means, as of any date of determination, all Projects and expansion areas of existing Projects owned by the Consolidated Group and the Investment Affiliates which are then treated as assets under development under GAAP and which have been designated by the Borrower as "Assets Under Development" in its most recent compliance certificate, both such land and improvements under construction to be valued for purposes of this Agreement at
(i) 100% of then-current book value, as determined in accordance with GAAP, for those Assets Under Development owned by members of the Consolidated Group and
(ii) the applicable Consolidated Group Pro Rata Share of then-current book value, as determined in accordance with GAAP, for each Asset Under Development owned by an Investment Affiliate; provided, however, in no event shall Assets Under Development include (x) any Project or any expansion area of an existing Project for more than 365 days or (y) with respect to Projects owned by Investment Affiliates, any Project or expansion area of an existing Project which is encumbered by a First Mortgage Receivable as designated by the Borrower.

         "Authorized Officer" means any of the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Vice President and Chief Financial Officer or Vice President and General Counsel of the Borrower, acting singly.

         "Borrower" means Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio, and its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in SECTION 2.9.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

         "Capitalized Lease" of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Equivalents"  means, as of any date:

                (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

               (ii) mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P, P-1 by Moody's and A by Fitch;

              (iii) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P, not less than P-1 by Moody's and F-1 by Fitch (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

               (iv) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody's and which has a long term unsecured debt rating of not less than A1 by Moody's (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

                (v) bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody's and having a long term debt rating of not less than A1 by Moody's issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

               (vi) repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody's which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

              (vii) short term promissory notes rated not less than A-1+ by S&P, and not less than P-1 by Moody's maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

             (viii) commercial paper (having original maturities of not more than 365 days) rated at least A-1+ by S&P and P-1 by Moody's and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody's.

         "CD Applicable Margin" means, as of any date with respect to any CD Interest Period, the Applicable Margin in effect for such CD Interest Period as determined in accordance with SECTION 2.4 hereof.

         "CD Interest Period" means, with respect to a Fixed CD Rate Advance, a period of 30, 60, 90 or 180 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such CD Interest Period would end on a day which is not a Business Day, such CD Interest Period shall end on the next succeeding Business Day.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTION 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Competitive Bid Borrowing Notice" is defined in SECTION 2.23(e).

         "Competitive Bid Lender" means a Lender which has a Competitive Bid Loan outstanding.

         "Competitive Bid Loan" is a Loan made pursuant to SECTION 2.22 hereof.

         "Competitive Bid Note" means the promissory note payable to the order of each Lender in the form attached hereto as EXHIBIT H to be used to evidence any Competitive Bid Loans which such Lender elects to make (collectively, the "Competitive Bid Notes").

         "Competitive Bid Quote" means a response submitted by a Lender to the Administrative Agent or the Borrower, as the case may be with respect to an Invitation for Competitive Bid Quotes in the form attached as EXHIBIT I-3 or J-2.

         "Competitive Bid Quote Request" means a written request from Borrower to Administrative Agent in the form attached as EXHIBIT I-1.

         "Competitive LIBOR Margin" means, with respect to any Competitive Bid Loan for a LIBOR Interest Period, the percentage established in the applicable Competitive Bid Quote which is to be used to determine the interest rate applicable to such Competitive Bid Loan.

         "Condemnation" is defined in SECTION 7.8.

         "Consolidated Capitalization Value" means, as of any date, an amount equal to the sum of (i) Consolidated Cash Flow for the most recent period of two consecutive fiscal quarters for which the Borrower has reported results (excluding any portion of Consolidated Cash Flow attributable to (A) Assets Under Development, (B) Projects owned by Investment Affiliates which are encumbered by First Mortgage Receivables, and (C) Projects acquired by the Borrower or its Subsidiaries during such period) MULTIPLIED BY 2, and DIVIDED BY
0.095 PLUS (ii) with respect to each Project so acquired by the Borrower or its Subsidiaries during such period, the Borrower's estimated annual Net Operating Income for such Project based on leases in existence at the date of such acquisition DIVIDED BY 0.095.

         "Consolidated Cash Flow" means, for any period, an amount equal to (a) Funds From Operations for such period PLUS (b) Consolidated Interest Expense for such period.

         "Consolidated Debt Service" means, for any period, without duplication,
(a) Consolidated Interest Expense for such period PLUS (b) the aggregate amount of scheduled principal payments attributable to Consolidated Outstanding Indebtedness (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is not amortized through equal periodic installments of principal and interest over the term of such Indebtedness) required to be made during such period by any member of the Consolidated Group PLUS (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of
(x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate.

         "Consolidated Group" means the Borrower and all Subsidiaries which are consolidated with it for financial reporting purposes under GAAP.

         "Consolidated Group Pro Rata Share" means, with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate, determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate after repayment in full of all Indebtedness of such Investment Affiliate.

         "Consolidated Interest Expense" means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period attributable to Consolidated Outstanding Indebtedness during such period plus (b) the Consolidated Group Pro Rata Share of any interest expense, determined in accordance with GAAP, of any Investment Affiliate, for such period, whether recourse or non-recourse less (c) with respect to each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, a percentage of the interest expense attributable to such consolidated Subsidiary which is included under clause (a) of this definition and which is not related to Indebtedness which is a Guarantee Obligation of the Borrower equal to the percentage ownership in such consolidated Subsidiary which is not held either (i) directly or indirectly by the Borrower, or (ii) by holders of operating partnership units in such consolidated Subsidiary which are convertible into stock of the Borrower.

         "Consolidated Market Value" means, as of any date, an amount equal to the sum of (a) the Consolidated Capitalization Value as of such date, PLUS (b) the value of Unrestricted Cash and Cash Equivalents, PLUS (c) the lesser of (i) the value of Assets Under Development, or (ii) ten percent (10%) of the Consolidated Capitalization Value PLUS (d) the lesser of

(i) 100% of the then-current value under GAAP of all First Mortgage Receivables or (ii) five percent (5%) of the Consolidated Capitalization Value.

         "Consolidated Net Income" means, for any period, consolidated net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP; PLUS that portion of any amount deducted as minority equity interest in calculating such consolidated net income which is attributable to minority interest holders holding operating partnership units in a member of the Consolidated Group which are convertible into stock in the Borrower, but PROVIDED that there shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries and (b) the undistributed earnings of any Subsidiary which has not furnished a Subsidiary Guaranty to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

         "Consolidated Net Worth" means, as of any date of determination, an amount equal to (a) Consolidated Market Value MINUS (b) Consolidated Outstanding Indebtedness as of such date.

         "Consolidated Outstanding Indebtedness" means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP, plus (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group, less (c) with respect to each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, a percentage of any Indebtedness of such consolidated Subsidiary which is not a Guarantee Obligation of the Borrower equal to the percentage ownership interest in such consolidated Subsidiary which is not held directly or indirectly by the Borrower.

         "Consolidated Secured Indebtedness" means, as of any date of determination, without duplication, the sum of (a) the aggregate principal amount of that portion of the Consolidated Outstanding Indebtedness which is secured by any Lien on the Property of Borrower or its Subsidiaries, without regard to recourse, plus (b) the excess, if any, over $5,000,000, of the sum of
(x) the aggregate principal amount of all Senior Unsecured Indebtedness of the Subsidiaries of the Borrower which have not furnished Subsidiary Guaranties, determined on a consolidated basis in accordance with GAAP and (y) a percentage of the aggregate principal amount of all Indebtedness of each Investment Affiliate equal to the greater of (x) the percentage of such Indebtedness for which any member of the Consolidated Group is liable and (z) the Consolidated Group Pro Rata Share of such Investment Affiliate.

         "Consolidated Senior Unsecured Indebtedness" means, as of any date of determination, the aggregate principal amount of all Senior Unsecured Indebtedness of the

Consolidated Group outstanding at such date, including without limitation all the outstanding Indebtedness under this Agreement as of such date, determined on a consolidated basis in accordance with GAAP.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in SECTION 2.10.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as such corporate base rate changes.

         "Default" means an event described in Article VII.

         "Designated Lender" means any Person who has been designated by a Lender to fund Competitive Bid Loans pursuant to a Designation Agreement in the form attached hereto as EXHIBIT L.

         "Duff & Phelps" means Duff & Phelps, Inc. and its successors.

         "Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Borrower or any Subsidiary or any of their respective assets or Projects.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Equity Value" means, with respect to a Subsidiary owned as of the Agreement Execution Date or owned and in operation for a period of two or more consecutive full fiscal quarters after the Agreement Execution Date, by the Borrower or one of its other Subsidiaries, an amount equal to (A) the product of
(i) the sum of net income (or loss) for the most recent two consecutive fiscal quarters without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, and gains or losses on investments in marketable securities for such period, PLUS the amount of interest expense for such period on the aggregate principal amount of the Indebtedness of such Subsidiary, MULTIPLIED BY (ii) 2, DIVIDED BY (B) 0.095, and then MINUS (C) Indebtedness of the Subsidiary as of the date of determination. For any Subsidiary formed or purchased after the Agreement Execution Date, until it or its Properties have been owned and operated by the Borrower or one of its other Subsidiaries for two or more consecutive full fiscal quarters, "Equity Value" shall mean the Borrower's estimated annual Net Operating Income for the Projects owned by such Subsidiary based on leases in existence at the date such Subsidiary is formed or purchased DIVIDED by 0.095, and then MINUS the Indebtedness of such Subsidiary as of the date of determination.

         "Facility Fee" is defined in SECTION 2.5.

         "Facility Fee Rate" is, as of any date, the percentage established in accordance with the terms of SECTION 2.4.

         "Facility Termination Date" means April 30, 2001.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Financeable Ground Lease" means, a ground lease satisfactory to the Required Lenders and the Administrative Agent's counsel in their reasonable discretion, which must provide protections for a potential leasehold mortgagee ("MORTGAGEE") which include, among other things (i) a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than 25 years from the Agreement Execution Date, (ii) that the ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so, (iii) provision for a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason, (iv) non-merger of the fee and leasehold estates, (v) transferability of the tenant's interest under the ground lease without any requirement for consent of the ground lessor unless based on reasonable objective criteria as to the creditworthiness of the transferee or delivery of customary assignment and assumption agreements from the transferor and transferee, and (vi) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of the applicable leasehold mortgage.

         "Financial Undertaking" of a Person means (i) any transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person, or (ii) any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

         "First Mortgage Receivable" means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage or deed of trust on commercial real estate having a value in excess of the amount of such Indebtedness and which has been designated by the Borrower as a "First Mortgage Receivable" in its most recent compliance certificate.

         "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

         "Fitch" means Fitch Investor Services, Inc. and its successors.

         "Fixed CD Base Rate" means, with respect to a Fixed CD Rate Advance for the relevant CD Interest Period, the rate determined by the Administrative Agent to be the arithmetic average of the prevailing bid rates quoted to the Administrative Agent at or before 10 a.m. (Chicago time) on the first day of such CD Interest Period by three New York or Chicago certificate of deposit dealers of recognized standing selected by the Administrative Agent in its sole discretion for the purchase at face value of certificates of deposit of First Chicago in the approximate amount of First Chicago's relevant Fixed CD Rate Loan and having a maturity approximately equal to such CD Interest Period.

         "Fixed CD Rate" means, with respect to a Fixed CD Rate Advance for the relevant CD Interest Period, a rate per annum equal to the sum of (i) the quotient of (a) the Fixed CD Base Rate applicable to such CD Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such CD Interest Period, plus (ii) the Assessment Rate applicable to such CD Interest Period, plus (iii) the CD Applicable Margin in effect on the day that such Fixed CD Base Rate was determined. The Fixed CD Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

         "Fixed CD Rate Advance" means an Advance which bears interest at a Fixed CD Rate.

         "Fixed CD Rate Loan" means a Loan which bears interest at a Fixed CD Rate.

         "Fixed Rate" means the Fixed CD Rate, the Absolute Rate or the LIBOR Rate.

         "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.

         "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) ABR Applicable Margin for such day, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

         "Funded Percentage" means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount actually disbursed and outstanding to Borrower by such Lender at such time (including Swingline Loans and Competitive Bid Loans), and the denominator of which is the total amount disbursed and outstanding to Borrower by all of the Lenders at such time (including Swingline Loans and Competitive Bid Loans).

         "Funds From Operations" means, for any period, the sum of (i) Consolidated Net Income for such period, excluding (A) gains (losses) on sales of property, (B) non-recurring charges and extraordinary items, and (C) non-cash charges (including, without limitation, depreciation and amortization, and equity gains (losses) from each Investment Affiliate included therein, but excluding any amortization of deferred finance costs), PLUS (ii) the applicable Consolidated Group Pro Rata Share of funds from operations of each Investment Affiliate that is due to the Consolidated Group for such period, all determined on a consistent basis. With regard to the foregoing sentence, for each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, each of clauses (A), (B) and (C) shall exclude the portion of such item attributable to minority interest holders which do not hold operating partnership units convertible to stock in the Borrower.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 6.1.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee Obligation" means, as to any Person (the "GUARANTEEING PERSON"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), PROVIDED, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Indebtedness" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group , Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, and (h) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "Interest Period" means an Absolute Interest Period, a CD Interest Period or a LIBOR Interest Period.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

         "Investment Affiliate" means any Person in which the Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.

         "Invitation for Competitive Bid Quotes" means a written notice to the Lenders from the Administrative Agent in the form attached as EXHIBIT I-2 for Competitive Bid Loans made pursuant to SECTION 2.23, and a written notice to the Lenders from the Borrower in the form of EXHIBIT J-1 for Competitive Bid Loans made pursuant to SECTION 2.24.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns and any other lending institutions that subsequently become parties to this Agreement.

         "Lending Installation" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "LIBOR Advance" means an Advance that bears interest at the LIBOR Rate, whether a ratable Advance based on the LIBOR Applicable Margin or a Competitive Bid Loan based on a Competitive LIBOR Margin.

         "LIBOR Applicable Margin" means, as of any date with respect to any LIBOR Interest Period, the Applicable Margin in effect for such LIBOR Interest Period as determined in accordance with SECTION 2.4 hereof.

         "LIBOR Base Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the rate determined by the Administrative Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of First Chicago's share of the relevant LIBOR Advance and having a maturity approximately equal to such LIBOR Interest Period.

         "LIBOR Interest Period" means a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

         "LIBOR Loan" means a Loan which bears interest at a LIBOR Rate.

         "LIBOR Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) in the case of ratable LIBOR Advances, the LIBOR Applicable Margin in effect from time to time during such LIBOR Interest Period, or in the case of LIBOR Advances made as Competitive Bid Loans, the Competitive LIBOR Margin established in the Competitive Bid Quote applicable to such Competitive Bid Loan. The LIBOR Rate shall be rounded to the next higher 1/100 of 1% if the rate is not a multiple of 1/100 of 1%.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

         "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea- formaldehyde insulation.

         "Maximum Legal Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Operating Income" means, with respect to any Project for any period, "property rental and other income" (as determined by GAAP) attributable to such Project accruing for such period MINUS the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs. As used herein "Management Fees", means, with respect to each Project for any period, an amount equal to
(i) three percent (3%) of the aggregate base rent and percentage rent due and payable under leases with anchor tenants at such Project, PLUS (ii) five percent (5%) of the aggregate base rent and percentage rent due and payable under leases with tenants other than anchor tenants at such Project.

         "Note" means a promissory note, in substantially the form of EXHIBIT A hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Notice of Assignment" is defined in SECTION 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party hereunder arising under the Loan Documents.

         "Participants" is defined in SECTION 12.2.1.

         "Payment Date" means, with respect to the payment of interest accrued on any Advance, the first day of each calendar month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Percentage" means for each Lender the ratio that such Lender's Commitment bears to the Aggregate Commitment, expressed as a percentage.

         "Permitted Acquisitions" are defined in SECTION 6.15.

         "Permitted Liens" are defined in SECTION 6.16.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Prior Agreement" means that certain Credit Agreement dated as of May 1, 1995 among Borrower, First Chicago and certain lenders, as amended.

         "Project" means any real estate asset owned by Borrower or any of its Subsidiaries or any Investment Affiliate, and operated or intended to be operated as a retail, office or industrial property.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in SECTION 12.3.1.

         "Recourse Indebtedness" means any Indebtedness of Borrower or any of its Subsidiaries with respect to which the liability of the obligor is not limited to the obligor's interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of
Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means, with respect to a CD Interest Period or a LIBOR Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on new non-personal time deposits of $100,000 or more with a maturity equal to that of such CD Interest Period (in the case of Fixed CD Rate Advances) or on Eurocurrency liabilities (in the case of LIBOR Advances).

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Senior Unsecured Indebtedness" means all Indebtedness other than Subordinated Indebtedness of any Person that is not secured by a Lien on any asset of such Person.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "Subordinated Indebtedness" means Indebtedness which is contractually subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent, including, without limitation, the Borrower's 7% Convertible Subordinated Debentures Due 1999.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Subsidiary Guarantor" means each Subsidiary of the Borrower which is a party to the Subsidiary Guaranty.

         "Subsidiary Guaranty" means the Guaranty to be executed and delivered by each Subsidiary of the Borrower, substantially in the form of EXHIBIT F, as the same may be amended, supplemented or otherwise modified from time to time.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the assets of the Consolidated Group as would be shown in the consolidated financial statements of the Consolidated Group as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Consolidated Group as reflected in the financial statements referred to in clause (i) above.

         "Swingline Advances" means, as of any date, collectively, all Swingline Loans then outstanding under this Facility.

         "Swingline Lender" shall mean Administrative Agent, in its capacity as a Lender.

         "Swingline Loans" means loans of up to $10,000,000 made by the Swingline Lender in accordance with SECTION 2.21 hereof.

         "Transferee" is defined in SECTION 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance, LIBOR Advance or Fixed CD Rate Advance.

         "Unencumbered Asset" means, with respect to any Project located in the United States 100% of which is owned in fee simple or ground leased by the Borrower or a Subsidiary Guarantor (provided that a Project which is ground leased shall be included as an Unencumbered Asset only if such ground lease is a Financeable Ground Lease) which, as of any date of determination, (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Subsidiary Guarantor) other than Permitted Liens set forth in SECTIONS 6.16(i) THROUGH 6.16(iv)), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset, and
(ii) if applicable, the organizational documents of any Subsidiary Guarantor) which prohibits or limits the ability of the Borrower or any Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the Borrower or any Subsidiary Guarantor, including, without limitation, any negative pledge or similar covenant or restriction, (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than

Permitted Liens set forth in SECTIONS 6.16(i) THROUGH 6.16(iv)) on any assets or Capital Stock of the Borrower or any Subsidiary Guarantor, or would entitle any Person to the benefit of any Lien (other than Permitted Liens set forth in SECTIONS 6.16(i) THROUGH 6.16(iv)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), and (d) has been improved with an income-producing building or buildings which are substantially completed and occupied. For the purposes of this Agreement, any Project of a Subsidiary Guarantor shall not be deemed to be unencumbered unless both (i) such Project and (ii) all Capital Stock of such Subsidiary Guarantor held by the Borrower is unencumbered.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unrestricted Cash and Cash Equivalents" means, in the aggregate, all cash and Cash Equivalents which are not pledged or otherwise restricted for the benefit of any creditor and which are owned by members of the Consolidated Group or Investment Affiliates, to be valued for purposes of this Agreement at (i) 100% of its then-current book value, as determined under GAAP, for any such items owned by a member of the Consolidated Group or (ii) the applicable Consolidated Group Pro Rata Share of its then-current book value, as determined under GAAP, for any such items owned by an Investment Affiliate.

         "Value of Unencumbered Assets" means, as of any date, the amount determined by dividing the Net Operating Income for each Project which is an Unencumbered Asset as of such date for a calculation period which shall be either the immediately preceding two (2) full fiscal quarters or, if so requested by Borrower or the Administrative Agent, the one (1) immediately preceding full fiscal quarter and the then current partial quarter (in all cases as annualized) by 0.095, provided that not more than 15% of the Value of Unencumbered Assets shall be attributable to Unencumbered Assets which are ground leased. If a Project has been acquired during such calculation period then Borrower shall be entitled to include pro forma Net Operating Income (based on leases in existence at the date of such acquisition) from such Project for the entire calculation period in the foregoing calculation, except for purposes of the financial covenant comparing the Net Operating Income from Unencumbered Assets to Consolidated Interest Expense under SECTION 6.21(iv). If a Project is no longer owned as of the date of determination, then no value shall be included based on capitalizing Net Operating Income from such Project, except for purposes of such financial covenant comparing the Net Operating Income from Unencumbered Assets to Consolidated Interest Expense under SECTION 6.21(iv).

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                   THE CREDIT
                                   ----------


         2.1. COMMITMENTS; REDUCTION OR INCREASE IN AGGREGATE COMMITMENT. Subject to the terms and conditions of this Agreement, Lenders severally agree to make Advances through the Administrative Agent to Borrower from time to time prior to the Facility Termination Date, PROVIDED THAT the making of any such Advance will not cause the outstanding principal balance of all Loans (including all Advances, Swingline Loans and Competitive Bid Loans) to exceed the then-current Aggregate Commitment. The Advances may be ratable Floating Rate Advances, ratable Fixed Rate Advances, non-pro rata Swingline Loans or non-pro rata Competitive Bid Loans. Except for Swingline Loans and Competitive Bid Loans, each Lender shall fund its Percentage of each such Advance and no Lender will be required to fund any amounts which, when aggregated with such Lender's Percentage of (i) all other Advances (other than Competitive Bid Loans) then outstanding and (ii) all Swingline Advances, would exceed such Lender's then-current Commitment. This facility ("FACILITY") is a revolving credit facility and, subject to the provisions of this Agreement, Borrower may request Advances hereunder, repay such Advances and reborrow Advances at any time prior to the Facility Termination Date.

         The Borrower shall have the right, upon not less than five (5) Business Days' irrevocable notice to the Administrative Agent, to terminate the Aggregate Commitment in its entirety or, from time to time, to reduce the amount of the Aggregate Commitment PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments of Advances made on the effective date thereof, the aggregate principal amount of the Advances then outstanding would exceed the remaining Aggregate Commitment, subject to the provisions of the following grammatical paragraph. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple thereof and shall reduce permanently the Aggregate Commitment. Any such reduction shall reduce the Commitments of all of the Lenders ratably in proportion to their respective Commitments and, unless otherwise agreed by the Swingline Lender, shall reduce the maximum amount of Swingline Advances permitted hereunder by the same proportion.

         The Borrower shall also have the right from time to time to increase the Aggregate Commitment up to a maximum of $300,000,000 by either adding new banks as Lenders (subject to the Administrative Agent's prior written approval of the identity of such new banks) or obtaining the agreement, which shall be at such Lender's or Lenders' sole discretion, of one or more of the then-current Lenders to increase its or their Commitments. Such increases shall be evidenced by the execution and delivery of an Amendment Regarding Increase in the form of EXHIBIT K attached hereto by the Borrower, the Administrative Agent and the new bank or existing Lender providing such additional Commitment, a copy of which shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof. On the effective date of each such increase in the Aggregate Commitment, the Borrower and the Administrative Agent shall cause the new or existing Lenders providing such increase to hold its or their Percentage of all ratable Advances outstanding at the close of business on such day, by either funding more than its or their Percentage of new ratable Advances made on such date or purchasing shares of outstanding ratable Loans held by the other Lenders or a combination thereof. The Lenders agree to cooperate in any required sale and purchase of outstanding ratable Advances to achieve such result. In no event will such new or existing Lenders providing the increase be required to fund or purchase a portion of any Competitive Bid Loan or Swingline Loan to comply with this Section on such date. In no event shall the Aggregate Commitment exceed $300,000,000 without the approval of all of the Lenders.

         2.2. FINAL PRINCIPAL PAYMENT. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.3. RATABLE AND NONRATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to their respective Percentages, except for Swingline Loans which shall be made by the Swingline Lender in accordance with Section 2.21 and Competitive Bid Loans which may be made on a non-pro rata basis by one or more of the Lenders in accordance with SECTIONS 2.23 and 2.24.

         2.4. APPLICABLE MARGINS. Each of the ABR Applicable Margin, the CD Applicable Margin and the LIBOR Applicable Margin to be used in calculating the interest rate applicable to different Types of Advances and the Facility Fee Rate to be used in calculating the Facility Fee shall vary from time to time in accordance with the higher of Borrower's then applicable Moody's debt rating and S&P's debt rating unless one of such two ratings is more than one rating category lower than the other, in which case the average of the two different Applicable Margins and the average of the two different Facility Fee Rates shall be used. The Applicable Margins shall be adjusted effective on the next Business Day following any change in Borrower's Moody's debt rating and/or S&P's debt rating, as the case may be.

The applicable debt ratings, the Applicable Margins and Facility Fee Rate are set forth in the following table:

================================================================================================================================
                                                                      LIBOR/CD                 ABR
                                                                     APPLICABLE            APPLICABLE            FACILITY
          S&P RATING                    MOODY'S RATING                 MARGIN                MARGIN              FEE RATE
--------------------------------------------------------------------------------------------------------------------------------
         A- or higher                    A3 or higher                  0.65%                  0.00%                0.15%
--------------------------------------------------------------------------------------------------------------------------------
             BBB+                            Baa1                      0.75%                  0.00%                0.15%
--------------------------------------------------------------------------------------------------------------------------------
             BBB                             Baa2                      0.85%                  0.00%                0.15%
--------------------------------------------------------------------------------------------------------------------------------
             BBB-                            Baa3                      1.00%                  0.00%                0.15%
--------------------------------------------------------------------------------------------------------------------------------
        Less than BBB-                  Less than Baa3                 1.15%                  0.15%                0.25%
================================================================================================================================

In the event that either S&P or Moody's shall discontinue their ratings of the REIT industry or the Borrower, the Borrower shall seek a debt rating from Fitch or Duff & Phelps or, if the Borrower so desires, another substitute rating agency reasonably satisfactory to the Administrative Agent and the Borrower. For the period from the date of such discontinuance until the first to occur of (i) the date the Borrower receives a debt rating from such new rating agency or (ii) a date 180 days after such discontinuance, the single rating from S&P or Moody's, as the case may be, shall be used to determine the Applicable Margin and the Facility Fee Rate. If the debt rating of the Borrower from such new rating agency is not received within such 180 day period, or if both S&P and Moody's shall discontinue their ratings of the REIT industry or the Borrower, the Applicable Margin to be used for the calculation of interest on Advances hereunder shall be the highest Applicable Margin for each Type and the Facility Fee to be used for the calculation of the Facility Fee shall be the highest rate shown above.

         If a rating agency downgrade or discontinuance results in an increase in the ABR Applicable Margin, the CD Applicable Margin or the LIBOR Applicable Margin or in the Facility Fee Rate and if such increase is reversed and the affected Applicable Margin or Facility Fee Rate is restored within ninety (90) days thereafter, at Borrower's request, Borrower shall receive a credit against interest next due the Lenders equal to (i) interest accrued at the differential between such Applicable Margins plus (ii) the differential in the Facility Fees accruing from time to time during such period of downgrade or discontinuance.

         2.5. FACILITY FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the "FACILITY FEE") calculated for each day after the Agreement Execution Date through the Facility Termination Date at a per annum rate equal to the Facility Fee Rate in effect for such day (converted to a per diem rate) times the Aggregate Commitment as of such day. The Facility Fee shall be payable quarterly in arrears on the last day of each calendar quarter hereafter beginning March 31, 1998 and on the Facility Termination Date. Notwithstanding the foregoing, all accrued Facility Fees shall be payable on the effective date of any reduction in the Aggregate Commitment or any termination of the obligations of the Lenders to make Loans hereunder.

         2.6. OTHER FEES. The Borrower agrees to pay all fees payable to the Administrative Agent and the Arranger pursuant to the Borrower's letter agreement with the Administrative Agent and the Arranger dated January 5, 1998. The Borrower shall also pay the fee due to the Administrative Agent in connection with certain Competitive Bid Loans as provided in Section 2.23 hereof.

         2.7. MINIMUM AMOUNT OF EACH ADVANCE. Each Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

         2.8. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all or any part of outstanding Floating Rate Advances without prior notice to the Administrative Agent. A Fixed Rate Advance may be paid on the last day of the applicable Interest Period or, if and only if the Borrower pays any amounts due to the Lenders under SECTIONS 3.4 and 3.5 as a result of such prepayment, on a day prior to such last day. Notwithstanding the foregoing, in no event shall Borrower have the right to prepay a Competitive Bid Loan without the consent of the applicable Competitive Bid Lender.

         2.9. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Fixed Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") (i) not later than 9:00 a.m. Chicago time on the Borrowing Date of each Floating Rate Advance, (ii) not later than 10:00 a.m. Chicago time, at least one (1) Business Day before the Borrowing Date for each Fixed CD Rate Advance, (iii) not later than 10:00 a.m. Chicago time, at least three (3) Business Days before the Borrowing Date for each LIBOR Advance, and (iv) not later than 2:00 p.m. Chicago time on the Borrowing Date for each Swingline Loan, specifying:

                (i) the Borrowing Date, which shall be a Business Day, of such Advance,

               (ii)        the aggregate amount of such Advance,

              (iii) the Type of Advance selected (which must be a Floating Rate Advance in the case of the Swingline Loans), and

               (iv) in the case of each Fixed Rate Advance, the Interest Period applicable thereto.

         The Administrative Agent shall provide a copy to the Lenders by facsimile of each Borrowing Notice and each Conversion/Continuation Notice not later than the close of business on the Business Day it is received. Each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to ARTICLE XIII on each Borrowing Date not later than (i) 10:00 a.m.

(Chicago time), in the case of Floating Rate Advances which have been requested by a Borrowing Notice given to the Administrative Agent not later than 3:00 p.m. (Chicago time) on the Business Day immediately preceding such Borrowing Date, or
(ii) noon (Chicago time) in the case of all other Advances (other than Swingline Loans), and 4:00 p.m. (Chicago time) for all Swingline Loans. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         No Interest Period may end after the Facility Termination Date and, unless the Lenders otherwise agree in writing, in no event may there be more than five (5) different Interest Periods for LIBOR Advances outstanding at any one time.

         2.10. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Fixed Rate Advances. Each Fixed Rate Advance of any Type shall continue as a Fixed Rate Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Fixed Rate Advance either continue as a Fixed Rate Advance of such Type for the same or another Interest Period or be converted to an Advance of another Type. Subject to the terms of SECTION 2.7, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Fixed Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance to a Fixed Rate Advance or continuation of a Fixed Rate Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Fixed CD Rate Advance or a continuation of a Fixed CD Rate Advance, or three Business Days, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

                (i) the requested date which shall be a Business Day, of such conversion or continuation;

               (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

              (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Fixed Rate Advance, the duration of the Interest Period applicable thereto.

         2.11. CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Fixed Rate Advance into a Floating Rate Advance pursuant to SECTION 2.10 to but excluding the date it becomes due or is converted into a Fixed Rate Advance pursuant to
SECTION 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance.

         2.12. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Fixed Rate Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

         2.13.    Method of Payment.
                  ------------------

                (i) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to ARTICLE XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders.

               (ii) As provided elsewhere herein, all Lenders' interests in the Advances and the Loan Documents shall be ratable undivided interests and none of such Lenders' interests shall have priority over the others. Each payment delivered to the Administrative Agent for the account of any Lender or amount to be applied or paid by the Administrative Agent to any Lender shall be paid promptly (on the same day as received by the Administrative Agent if received prior to noon (local time) on such day and otherwise on the next Business Day) by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Payments received by the Administrative Agent but not timely funded to the Lenders shall bear interest payable by the Administrative Agent at the Federal Funds Effective Rate from the date due until the date paid. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

         2.14. NOTES; TELEPHONIC NOTICES. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Authorized Officer. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.15. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Advance (other than Competitive Bid Loans) shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, at maturity, whether by acceleration or otherwise, and upon any termination of the Aggregate Commitment in its entirety under Section 2.1 hereof. Interest accrued on each Competitive Bid Loan shall be payable on the last day of the Interest Period applicable to such Competitive Bid Loan or any earlier date on which such Competitive Bid Loan is repaid, at maturity, whether by acceleration or otherwise, and upon any termination of the Aggregate Commitment in its entirety under SECTION 2.1 hereof. Interest and Facility Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16. NOTIFICATION OF ADVANCES, INTEREST RATES AND PREPAYMENTS. The Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder not later than the close of business on the Business Day such notice is received by the Administrative Agent. The Administrative Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17. LENDING INSTALLATIONS. Subject to SECTION 3.5, each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time at which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan. If such Lender so repays such amount and interest thereon to the Administrative Agent within one Business Day after such demand, all interest accruing on the Loan not funded by such Lender during such period shall be payable to such Lender when received from the Borrower.

         2.19. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         2.20. REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES. The Borrower shall be permitted to replace any Lender which (a) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to SECTION 2.19, or (b) cannot maintain its Fixed Rate Loans at a suitable Lending Installation pursuant to SECTION 3.3, with a replacement bank or other financial institution; PROVIDED that (i) such replacement does not conflict with any applicable legal or regulatory requirements affecting the Lenders, (ii) no Default or (after notice thereof to Borrower) no Unmatured Default shall have occurred and be continuing at the time of such replacement,
(iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under SECTIONS 3.4 and 3.5 if any Fixed Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
SECTION 12.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to SECTION 2.19 and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

         2.21. SWINGLINE LOANS. In addition to the other options available to Borrower hereunder, up to $10,000,000 of the Swingline Lender's Commitment, shall be available for Swingline Loans subject to the following terms and conditions. Swingline Loans shall be made available for same day borrowings provided that notice is given in accordance with SECTION 2.9 hereof. Unless otherwise approved in writing by the Required Lenders, no Swingline Loan may be made by the Swingline Lender if the Swingline Lender has either given or received written notice that a Default has occurred prior to making such Swingline Loan unless such Default has theretofore been cured or waived in accordance with the terms hereof. All Swingline Loans shall bear interest at the Floating Rate and shall be deemed to be Floating Rate Advances. In no event shall the Swingline Lender be required to fund a Swingline Loan if it would increase the total aggregate outstanding Loans (including

Swingline Loans but not including Competitive Bid Loans) by Swingline Lender hereunder to an amount in excess of its Commitment. Upon request of the Swingline Lender made to all the Lenders, each Lender irrevocably agrees to purchase its Percentage of any Swingline Loan made by the Swingline Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of an Event of Default hereunder provided no Lender shall be required to have total outstanding Loans (other than Competitive Bid Loans) in an amount greater than its Commitment. Such purchase shall take place on the date of the request by Swingline Lender so long as such request is made by noon (Chicago time), otherwise on the Business Day following such request. All requests for purchase shall be in writing. From and after the date it is so purchased, each such Swingline Loan shall, to the extent purchased, (i) be treated as a Loan made by the purchasing Lenders and not by the selling Lender for all purposes under this Agreement and the payment of the purchase price by a Lender shall be deemed to be the making of a Loan by such Lender and shall constitute outstanding principal under such Lender's Note, and
(ii) shall no longer be considered a Swingline Loan except that all interest accruing on or attributable to such Swingline Loan for the period prior to the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the Swingline Lender and all such amounts accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the purchasing Lenders. If prior to purchasing its Percentage of a Swingline Loan one of the events described in
SECTION 7.7 OR 7.8 shall have occurred and such event prevents the consummation of the purchase contemplated by preceding provisions, each Lender will purchase an undivided participating interest in the outstanding Swingline Loan in an amount equal to its Percentage of such Swingline Loan. From and after the date of each Lender's purchase of its participating interest in a Swingline Loan, if the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swingline Lender and is required to be returned to the Borrower, each Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it. If any Lender fails to so purchase its Percentage of any Swingline Loan, such Lender shall be deemed to be a Defaulting Lender hereunder. No Swingline Loan shall be outstanding for more than five (5) days at a time and Swingline Loans shall not be outstanding for more than a total of ten
(10) days during any month.

         2.22.    Competitive Bid Loans.
                  ----------------------

                  (a) COMPETITIVE BID OPTION. In addition to ratable Advances pursuant to SECTION 2.3, but subject to the terms and conditions of this Agreement (including, without limitation the limitation set forth in SECTION 2.1 as to the maximum amount of all outstanding Advances, including Swingline Loans and Competitive Bid Loans), the Borrower may, as set forth in SECTIONS 2.23 or 2.24, request the Lenders, prior to the Facility Termination Date, to make offers to make Competitive Bid Loans to the

         Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in SECTION 2.23 or SECTION 2.24, as the case may be. Competitive Bid Loans shall be evidenced by the Competitive Bid Notes. Borrower shall not have the right to request a Competitive Bid Loan at any time that a Default exists. If Borrower elects to have Administrative Agent administer the Competitive Bid Loan process, the procedures set forth in SECTION 2.23 shall apply. If Borrower elects to administer the Competitive Bid Loan process itself, the procedures set forth in SECTION 2.24 shall apply.

                  (b) GENERAL TERMS. Any Competitive Bid Loan shall not reduce the Commitment of the Lender making such Competitive Bid Loan, and each such Lender shall continue to be obligated to fund its full Percentage of all pro rata Advances under the Facility. In no event can the aggregate amount of all Competitive Bid Loans at any time exceed fifty percent (50%) of the then Aggregate Commitment. Notwithstanding anything to the contrary in SECTION 2.10, Competitive Bid Loans may not be continued or converted and, if not repaid at the end of the Interest Period applicable thereto, shall (subject to the conditions set forth in this Agreement) be replaced by new Competitive Bid Loans made in accordance with SECTION 2.23 or SECTION 2.24 or by ratable Advances in accordance with SECTION 2.9.

                  (c) FUNDING OF COMPETITIVE BID LOANS. Each Lender that is to make a Competitive Bid Loan shall, before 2:00 p.m. (Chicago time) on the date of such Competitive Bid Loan specified in the notice received from the Borrower make available the amount of such Competitive Bid Loan to the Administrative Agent. If such Lender also has an outstanding Competitive Bid Loan that is payable on such date, the Borrower agrees that such Lender may fund only the net increase, if any, in such new Competitive Bid Loan over the principal balance of such outstanding Competitive Bid Loan and such outstanding Competitive Bid Loan shall be deemed advanced by the Lender to the Borrower on the terms of the new Competitive Bid Loan. Upon fulfillment of the applicable conditions to disbursement and after receipt of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

         2.23.    Agent Administered Competitive Bid Loans.
                  -----------------------------------------

                  (a) COMPETITIVE BID QUOTE REQUEST. When the Borrower wishes to request offers to make Competitive Bid Loans under this SECTION 2.23, it shall transmit to the Administrative Agent by telecopy a Competitive Bid Quote Request substantially in the form of EXHIBIT I-1 hereto so as to be received no later than (i) 10:00 a.m. (Chicago time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a request for a Competitive LIBOR Margin or (ii) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of a request for an Absolute Rate specifying:

                                  (i) the proposed Borrowing Date for the
                  proposed Competitive Bid Loan,

                                 (ii) the requested aggregate principal amount
                  of such Competitive Bid Loan which shall be at least $5,000,000 and in an integral multiple of $1,000,000,

                                (iii) whether the Competitive Bid Quotes
                  requested are to set forth a Competitive LIBOR Margin or an Absolute Rate, or both, and

                                 (iv) the LIBOR Interest Period, if a
                  Competitive LIBOR Margin is requested, or the Absolute Interest Period, if an Absolute Rate is requested.

         The Borrower may request offers to make Competitive Bid Loans for more than one (but not more than five) Interest Periods in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request or Invitation for Competitive Bid Quotes. A Competitive Bid Quote Request that does not conform substantially to the form of EXHIBIT I-1 hereto shall be rejected, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy.

                  (b) INVITATION FOR COMPETITIVE BID QUOTES. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to
         SECTION 2.23(a), the Administrative Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes substantially in the form of EXHIBIT I-2 hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this SECTION 2.23.

                  (C)      Submission and Contents of Competitive Bid Quotes.
                           --------------------------------------------------

                                  (i) Each Lender may, in its sole discretion,
                  submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this SECTION 2.23(c) and must be submitted to the Administrative Agent by telex or telecopy at its offices not later than (a) 2:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date, in the case of a request for a Competitive LIBOR Margin or (b) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree); PROVIDED that Competitive Bid Quotes submitted by First Chicago may only be submitted if the Administrative Agent or First Chicago notifies the Borrower of the terms of the offer or offers contained therein no later than 30 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to the Borrower's compliance with all other conditions to disbursement herein, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                                 (ii) Each Competitive Bid Quote shall be in
                  substantially the form of EXHIBIT I-3 hereto and shall in any case specify:

                                            (a) the proposed Borrowing Date,
                                    which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                                            (b) the principal amount of the
                                    Competitive Bid Loan for which each such offer is being made, which principal amount
                                    (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $5,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers are requested,

                                            (c) as applicable, the Competitive
                                    LIBOR Margin and Absolute Rate offered for each such Competitive Bid Loan,

                                            (d) the minimum amount, if any, of
                                    the Competitive Bid Loan which may be
                                    accepted by the Borrower, and

                                            (e) the identity of the quoting
                                    Lender, provided that such Competitive Bid
                                    Loan may be funded by such Lender's
                                    Designated Lender as provided in Section
                                    2.23(h), regardless of whether that is
                                    specified in the Competitive Bid Quote.

                                 (iii) The Administrative Agent shall reject
                  any Competitive Bid Quote that:

                                            (a) is not substantially in the form
                                    of EXHIBIT I-3 hereto or does not specify all of the information required by SECTION 2.23(c)(ii),

                                            (b) contains qualifying, conditional
                                    or similar language, other than any such language contained in EXHIBIT I-3 hereto,

                                            (c) proposes terms other than or in
                                    addition to those set forth in the
                                    applicable Invitation for Competitive Bid
                                    Quotes, or

                                            (d) arrives after the time set forth
                                    in SECTION 2.23(c)(i).

         If any Competitive Bid Quote shall be rejected pursuant to this SECTION 2.23(c)(iii), then the Administrative Agent shall notify the relevant Lender of such rejection as soon as practical.

                  (d) NOTICE TO BORROWER. The Administrative Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with SECTION 2.23(c) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive LIBOR Margins or Absolute Rate, as the case may be, so offered.

                  (e) ACCEPTANCE AND NOTICE BY BORROWER. Not later than (i) 6:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date in the case of a request for a Competitive LIBOR Margin or (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers so submitted to it pursuant to SECTION 2.23(d); PROVIDED, HOWEVER, that the failure by the Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "COMPETITIVE BID BORROWING NOTICE") shall specify the aggregate principal amount of offers for each Interest Period that are accepted and the applicable interest rate. The Administrative Agent shall immediately advise the Lenders making the accepted offers of the contents of the Competitive Bid Borrowing Notice. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of SECTION 2.23(c)(iii)); PROVIDED that:

                                  (i) the aggregate principal amount of all
                  Competitive Bid Loans to be disbursed on a given Borrowing Date may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                                 (ii) acceptance of offers may only be made on
                  the basis of ascending Competitive LIBOR Margins or Absolute Rates, as the case may be, and

                                (iii) the Borrower may not accept any offer that
                  is described in SECTION 2.23(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (f) ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Lenders with the same Competitive LIBOR Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers PROVIDED, however, that no Lender shall be allocated any Competitive Bid Loan which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the principal amounts of the Competitive Bid Loans allocated to each participating Lender.

                  (g) ADMINISTRATION FEE. The Borrower hereby agrees to pay to the Administrative Agent an administration fee of $2,500 per each Competitive Bid Quote Request transmitted by the Borrower to the Administrative Agent pursuant to SECTION 2.23(a). Such administration fees, if not paid at the time of the applicable Competitive Bid Quote Request shall be payable monthly in arrears on the first Business Day of each month and on the Facility Termination Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled).

                  (h) DESIGNATED LENDERS. A Lender may designate its Designated Lender to fund a Competitive Bid Loan on its behalf as described in
         SECTION 2.23(c)(ii)(e). Any Designated Lender which funds a Competitive Bid Loan shall on and after the time of such funding become the obligee under such Competitive Bid Loan and be entitled to receive payments thereof when due. No Lender shall be relieved of its obligation to fund a Competitive Bid Loan, and no Designated Lender shall assume such obligation, prior to the time such Competitive Bid Loan is funded.

         2.24.    Competitive Bid Loans Administered by Borrower.
                  -----------------------------------------------

                  (a) COMPETITIVE BID QUOTE REQUEST. When the Borrower wishes to request offers to make Competitive Bid Loans under this SECTION 2.24, it shall transmit to the Lenders and Administrative Agent by telecopy an Invitation for Competitive Bid Quote substantially in the form of EXHIBIT J-1 hereto so as to be received no later than (i) 10:00 a.m. (Chicago time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a request for a Competitive LIBOR Margin or (ii) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of a request for an Absolute Rate specifying:

                                  (i) the proposed Borrowing Date for the
                  proposed Competitive Bid Loan,

                                 (ii) the requested aggregate principal amount
                  of such Competitive Bid Loan which shall be at least $5,000,000 and in an integral multiple of $1,000,000,

                                (iii) whether the Competitive Bid Quotes
                  requested are to set forth a Competitive LIBOR Margin or an Absolute Rate, or both, and

                                 (iv) the LIBOR Interest Period, if a
                  Competitive LIBOR Margin is requested, or the Absolute Interest Period, if an Absolute Rate is requested.

         The Borrower may request offers to make Competitive Bid Loans for more than one (but not more than five) Interest Periods in a single Competitive Bid Quote. No Invitation for Competitive Bid Quote shall be given within five Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Invitation for Competitive Bid Quote.

                  (B)      Submission and Contents of Competitive Bid Quotes.
                           --------------------------------------------------

                                  (i) Each Lender may, in its sole discretion,
                  submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this SECTION 2.24(b) and must be submitted to the Borrower by telex or telecopy at its offices not later than (a) 2:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date, in the case of a request for a Competitive LIBOR Margin or (b) 9:00 a.m. (Chicago time) on the proposed

                  Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree). Subject to the Borrower's compliance with all other conditions to disbursement herein, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                                 (ii) Each Competitive Bid Quote shall be in
                  substantially the form of EXHIBIT J-2 hereto and shall in any case specify:

                                            (a) the proposed Borrowing Date,
                                    which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                                            (b) the principal amount of the
                                    Competitive Bid Loan for which each such offer is being made, which principal amount
                                    (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $5,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers are requested,

                                            (c) as applicable, the Competitive
                                    LIBOR Margin and Absolute Rate offered for each such Competitive Bid Loan,

                                            (d) the minimum amount, if any, of
                                    the Competitive Bid Loan which may be
                                    accepted by the Borrower, and

                                            (e) the identity of the quoting
                                    Lender, provided that such Competitive Bid
                                    Loan may be funded by such Lender's
                                    Designated Lender as provided in SECTION
                                    2.24(e), regardless of whether that is
                                    specified in the Competitive Bid Quote.

                                (iii) The Borrower shall reject any Competitive
                  Bid Quote that:

                                            (a) is not substantially in the form
                                    of Exhibit J-2 hereto or does not specify all of the information required by SECTION 2.24(b)(ii),

                                            (b) contains qualifying, conditional
                                    or similar language, other than any such language contained in EXHIBIT J-2 hereto,

                                            (c) proposes terms other than or in
                                    addition to those set forth in the
                                    applicable Invitation for Competitive Bid
                                    Quotes, or

                                            (d) arrives after the time set forth
                                    in SECTION 2.24(b)(i).

         If any Competitive Bid Quote shall be rejected pursuant to this SECTION 2.24(b)(iii), then the Borrower shall notify the relevant Lender of such rejection as soon as practical.

                  (c) ACCEPTANCE AND NOTICE BY BORROWER. Not later than (i) 6:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date in the case of a request for a Competitive LIBOR Margin or (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Lenders and Administrative Agent of its acceptance or rejection of the offers submitted to it pursuant to SECTION 2.24(b); PROVIDED, HOWEVER, that the failure by the Borrower to give such notice to the Lenders and Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice to each Lender and the Administrative Agent shall specify the aggregate principal amount of offers for each Interest Period that are accepted and the applicable interest rate. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of SECTION 2.24(b)(iii)); PROVIDED that:

                                  (i) the aggregate principal amount of all
                  Competitive Bid Loans to be disbursed on a given Borrowing Date may not exceed the applicable amount set forth in the related Invitation for Competitive Bid Quote,

                                 (ii) acceptance of offers may only be made on
                  the basis of ascending Competitive LIBOR Margins or Absolute Rates, as the case may be, and

                                (iii) the Borrower may not accept any offer that
                  is described in SECTION 2.24(b)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (d) ALLOCATION BY BORROWER. If offers are made by two or more Lenders with the same Competitive LIBOR Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Lenders as nearly as possible (in such multiples, not greater than

         $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers PROVIDED, however, that no Lender shall be allocated any Competitive Bid Loan which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Borrower of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

                  (e) DESIGNATED LENDERS. A Lender may designate its Designated Lender to fund a Competitive Bid Loan on its behalf as described in
         SECTION 2.24(b)(ii)(e). Any Designated Lender which funds a Competitive Bid Loan shall on and after the time of such funding become the obligee under such Competitive Bid Loan and be entitled to receive payments thereof when due. No Lender shall be relieved of its obligation to fund a Competitive Bid Loan, and no Designated Lender shall assume such obligation, prior to the time such Competitive Bid Loan is funded.

         2.25. APPLICATION OF MONEYS RECEIVED. All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

                         (i) to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

                        (ii) to the reimbursement of any yield protection due to any of the Lenders in accordance with SECTION 3.1;

                       (iii) to the payment of the Facility Fee to the Lenders, if then due, and to the payment of all fees to the Administrative Agent;

                        (iv) to payment of the full amount of interest and principal on the Swingline Loans;

                         (v) first to interest until paid in full and then to principal for all Lenders (other than Defaulting Lenders) (i) as allocated by the Borrower (unless a Default exists) between Competitive Bid Loans and ratable Advances (the amount allocated to ratable Advances to be distributed in accordance with the Percentages of the Lenders) or (ii) if an Event of Default exists, in accordance with the respective Funded Percentages of the Lenders;

                        (vi) any other sums due to the Administrative Agent or any Lender under any of the Loan Documents; and

                       (vii) to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).

         2.26. USURY. This Agreement and each Note and Competitive Bid Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender (including the Swingline Lender) to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.


                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES
                             -----------------------


         3.1. YIELD PROTECTION. If (i) any change in any law, governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) in effect on the Agreement Execution Date, or a change in any interpretation thereof, or the compliance by any Lender therewith, or (ii) the enactment following the Agreement Execution Date of any new law, governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance by any Lender therewith, results in:

                (i) any Lender or any applicable Lending Installation being subjected to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder being changed, or

               (ii) any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances) being imposed, increased or deemed applicable, or

              (iii) any other condition being imposed the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or any Lender or any applicable Lending Installation being required to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 30 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender in good faith determines is attributable to making, funding and maintaining its Loans and its Commitment.

         3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender in good faith determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within 30 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender in good faith determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender in good faith determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall suspend the availability of the affected Type of Advance and require any Fixed Rate Advances of the affected Type to be repaid; or if the Required Lenders in good faith determine that (i) deposits of a type or maturity appropriate to match fund Fixed Rate Advances are not available, the Administrative Agent shall suspend the availability of the affected Type of Advance with respect to any Fixed Rate Advances made after the date of any such determination, or (ii) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a Fixed Rate Advance of such Type, then, if for any reason whatsoever the provisions of SECTION 3.1 are inapplicable, the Administrative Agent shall suspend the availability of the affected Type of Advance with respect to any Fixed Rate Advances made after the date of any such determination.

         3.4. FUNDING INDEMNIFICATION. If any payment of a ratable Fixed Rate Advance or a Competitive Bid Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a ratable Fixed Rate Advance or a Competitive Bid Loan is not made on the date specified by Borrower for any reason other than default by one or more of the Lenders, Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including without limitation any loss or cost in liquidating or employing deposits acquired to fund or maintain the ratable Fixed Rate Advance or Competitive Bid Loan, as the case may be, and shall pay all such losses or costs within 15 days after written demand therefor. Without limitation of any losses arising from changes in the Fixed Rate adverse to the Lenders, in no event will the administrative cost payable by the Borrower as a result of such early payment or failure to make an advance exceed $250 per occurrence per Lender. Nothing in this Section 3.4 shall authorize the prepayment of a Competitive Bid Loan prior to the end of the applicable Interest Period.

         3.5. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under SECTIONS 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under SECTION 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under SECTIONS 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under SECTIONS 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------


         4.1. INITIAL ADVANCE. The Lenders shall not be required to make the initial Advance hereunder unless (a) the Borrower shall, prior to or concurrently with such initial Advance, have paid all fees due and payable to the Lenders and the Administrative Agent hereunder, and (b) the Borrower shall have furnished to the Administrative Agent, with sufficient copies for the Lenders, the following:

                (i) The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders, this Agreement and the Subsidiary Guaranty;

               (ii) (A) Certificates of good standing for the Borrower and each Subsidiary Guarantor, from the State of Ohio for the Borrower and the states of organization of each Subsidiary Guarantor, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, and (B) foreign qualification certificates for the Borrower and each Subsidiary Guarantor, certified by the appropriate governmental officer and dated not more than two years prior to the Agreement Execution Date (with telephonic updates as practical not more than 10 days prior to the Agreement Execution Date), for each other jurisdiction where the failure of the Borrower or such Subsidiary Guarantor to so qualify or be licensed (if required) would have a Material Adverse Effect;

              (iii) Copies of the formation documents (including code of regulations, if appropriate) of the Borrower and each Subsidiary Guarantor, certified by an officer of the Borrower or such Subsidiary Guarantor, as appropriate, together with all amendments thereto;

               (iv) Incumbency certificates, executed by officers of the Borrower and each Subsidiary Guarantor, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or any such Subsidiary Guarantor;

                (v) Copies, certified by a Secretary or an Assistant Secretary of the Borrower and each Subsidiary Guarantor, of the Board of Directors' resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the Advances provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Borrower and each Subsidiary Guarantor hereunder;

               (vi) A written opinion of the Borrower's and Subsidiary Guarantors' counsel, addressed to the Lenders in substantially the form of EXHIBIT B hereto or such other form as the Administrative Agent may reasonably approve;

              (vii) A certificate, signed by an officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of the Borrower are true and correct as of the initial Borrowing Date provided that such certificate is in fact true and correct;

             (viii)        The most recent financial statements of the Borrower;

               (ix) UCC financing statement, judgment, and tax lien searches with respect to the Borrower from the State of Ohio;

                (x) Written money transfer instructions, in substantially the form of EXHIBIT E hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

               (xi) A pro forma compliance certificate in the form of EXHIBIT C as of December 31, 1997, executed by the Borrower's chief financial officer or chief accounting officer prepared on the assumption that the other Indebtedness of Borrower being repaid by the initial Advance hereunder was replaced by Advances hereunder for the period covered by such certificate;

              (xii) Evidence that the Commitments of any lenders under the Prior Agreement which are not Lenders under this Agreement (the "EXITING LENDERS") have been properly terminated and all amounts due to the Exiting Lenders have been paid, or will be, paid out of the proceeds of the initial Advance hereunder; and

             (xiii) Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

         4.2. EACH ADVANCE. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

                (i)        There exists no Default or Unmatured Default; and

               (ii)        The representations and warranties contained in
                           ARTICLE V are true and correct as of such Borrowing Date with respect to Borrower and to any Subsidiary in existence on such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 4.2(i) and (ii) have been satisfied.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------


         The Borrower represents and warrants to the Lenders that:

         5.1. EXISTENCE. Borrower is a corporation duly organized and validly existing under the laws of the State of Ohio, with its principal place of business in Moreland Hills, Ohio and is duly qualified as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. Each of Borrower's Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2. AUTHORIZATION AND VALIDITY. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws, or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the filing of a copy of this Agreement, or the filing of information concerning this Agreement, with the Securities and Exchange Commission.

         5.4. FINANCIAL STATEMENTS; MATERIAL ADVERSE CHANGE. All consolidated financial statements of the Borrower and its Subsidiaries heretofore or hereafter delivered to the Lenders were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end adjustments. From the preparation date of the most recent financial statements delivered to the Lenders through the Agreement Execution Date, there was no change in the business, properties, or condition (financial or otherwise) of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.5. TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and remain outstanding for amounts in excess of $250,000. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.6. LITIGATION AND GUARANTEE OBLIGATIONS. Except as set forth on
SCHEDULE 3 hereto or as set forth in written notice to the Administrative Agent from time to time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

Notwithstanding the disclosure of the litigation identified on SCHEDULE 3 the Borrower, based on consultation with its counsel, represents that the Borrower is unlikely to suffer any material adverse result in such litigation. The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in SECTION 6.1 or as set forth in written notices to the Administrative Agent given from time to time after the Agreement Execution Date on or about the date such material contingent obligations are incurred..

         5.7. SUBSIDIARIES. SCHEDULE 1 hereto contains, as of the Agreement Execution Date, an accurate list of all of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         5.8. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.9. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender will be, to the knowledge of Borrower, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in light of the circumstances and purposes for which such information was provided at such time.

         5.10. REGULATION U. The Borrower has not used the proceeds of any Advance to buy or carry any margin stock (as defined in Regulation U) in violation of the terms of this Agreement.

         5.11. MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder.

         5.12. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

         5.13. OWNERSHIP OF PROPERTIES. Except as set forth on SCHEDULE 2 hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good and marketable title, free of all Liens other than those permitted by
SECTION 6.16, to all of the Property and assets reflected in the financial statements as owned by it.

         5.14. INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.15. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.16. SOLVENCY. (i) Immediately after the Agreement Execution Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

         (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         5.17. INSURANCE. The Borrower and its Subsidiaries carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where the Borrower and its Subsidiaries operate, including, without limitation:

                (i) Property and casualty insurance (including coverage for flood and other water damage for any Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Project;

               (ii) Builder's risk insurance for any Project under construction in the amount of the construction cost of such Project;

              (iii) Loss of rental income insurance in the amount not less than one year's gross revenues from the Projects; and

               (iv) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

         5.18. REIT STATUS. The Borrower is in good standing on the New York Stock Exchange, is qualified as a real estate investment trust and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Borrower as a real estate investment trust.

         5.19. ENVIRONMENTAL MATTERS. Each of the following representations and warranties is true and correct on and as of the Agreement Execution Date except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) To the best knowledge of the Borrower, the Projects of the Borrower and its Subsidiaries do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws.

                  (b) To the best knowledge of the Borrower, (i) the Projects of the Borrower and its Subsidiaries and all operations at the Projects are in compliance with all applicable Environmental Laws, and (ii) with respect to all Projects owned by the Borrower and/or its Subsidiaries
         (x) for at least two (2) years, have in the last two years, or (y) for less than two (2) years, have for such period of ownership, been in compliance in all material respects with all applicable Environmental Laws.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Projects of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of the Borrower and its Subsidiaries in violation of, or in a manner that could give rise to liability of the Borrower or any Subsidiary under, any applicable Environmental Laws.

                  (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the Borrower's knowledge, will be named as a party with respect to the Projects of the Borrower and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of the Borrower and its Subsidiaries.

                  (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of the Borrower and its Subsidiaries, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.


                                   ARTICLE VI

                                    COVENANTS
                                    ---------


         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

                (i) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the Borrower's chief financial officer or chief accounting officer;

               (ii) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, the following reports in form and substance reasonably satisfactory to the Lenders, all certified by the entity's chief financial officer or chief accounting officer: a statement of Funds From Operations, a statement of cash flows for each individual Project, a statement detailing Consolidated Outstanding Indebtedness, Consolidated Secured Indebtedness, and Consolidated Senior Unsecured Indebtedness, Consolidated Cash Flow (with a breakdown between Unencumbered Assets and other assets), a listing of capital expenditures, a report listing and describing all newly acquired Projects, including their net operating income, cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary information and such other information on all Projects as may be reasonably requested;

              (iii) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the Borrower and its Subsidiaries, audited financial statements, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, prepared by Price Waterhouse (or other independent certified public accountants of nationally recognized standing reasonably acceptable to Administrative Agent);

               (iv) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the Borrower and its Subsidiaries, a statement detailing the contributions to Consolidated Cash Flow from each individual Project for the prior fiscal year in form and substance reasonably satisfactory to the Lenders, certified by the entity's chief financial officer or chief accounting officer;

                (v) Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of EXHIBIT C hereto signed by the Borrower's chief financial officer or chief accounting officer showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to such officer's knowledge, no Default or Unmatured Default exists, or if, to such officer's knowledge, any Default or Unmatured Default exists, stating the nature and status thereof;

               (vi) As soon as possible and in any event within 10 days after a responsible officer of the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

               (vii) As soon as possible and in any event within 10 days after receipt by a responsible officer of the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect;

             (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

               (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other reports and any other public information which the Borrower or any of its Subsidiaries files with the Securities Exchange Commission; and

                (x) Such other information (including, without limitation, financial statements for the Borrower and non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         6.2. USE OF PROCEEDS. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Advances for the general corporate purposes of the Borrower, including working capital needs, the repayment of Indebtedness, financing for property acquisitions of new Projects, construction of new improvements or expansions of existing improvements on Projects, and to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any "margin stock" (as defined in Regulation U) if such usage could constitute a violation of Regulation U by any Lender, (ii) to fund any purchase of, or offer for, any Capital Stock of any Person, unless such Person has consented to such offer prior to any public announcements relating thereto, or (iii) to make any Acquisition other than a Permitted Acquisition.

         6.3. NOTICE OF DEFAULT. The Borrower will give, and will cause each of its Subsidiaries to give, prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4. CONDUCT OF BUSINESS. The Borrower will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership or limited partnership, as the case may be, in its jurisdiction of incorporation/formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, neither the Borrower nor its Subsidiaries may undertake any business other than the acquisition, development, ownership, management, operation and leasing of retail, office or industrial properties, and ancillary businesses specifically related to such types of properties.

         6.5. TAXES. The Borrower will pay, and will cause each of its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         6.6. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried.

         6.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

         6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their respective Projects and Properties, reasonably necessary for the continuous operation of the Projects, in good repair, working order and condition, ordinary wear and tear excepted.

         6.9. INSPECTION. The Borrower will, and will cause each of its Subsidiaries to, permit the Lenders upon reasonable notice, by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

         6.10. MAINTENANCE OF STATUS. The Borrower shall at all times (i) remain a corporation listed and in good standing on the New York Stock Exchange, and
(ii) maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status.

         6.11. DIVIDENDS. Provided there is no then-existing Default or (after notice thereof to Borrower) Unmatured Default hereunder, the Borrower and its Subsidiaries shall be permitted to declare and pay dividends on their Capital Stock from time to time in amounts determined by Borrower, PROVIDED, HOWEVER, that in no event shall Borrower declare or pay dividends on its Capital Stock if
(a) dividends paid on account of any fiscal quarter, in the aggregate, would exceed 95% of Funds From Operations for such fiscal quarter, or (b) dividends paid on account of any fiscal year, in the aggregate, would exceed 90% of Funds From Operations for such fiscal year.

         6.12. MERGER; SALE OF ASSETS. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any merger (other than mergers in which such entity is the survivor), consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Properties, except for such transactions that occur between Wholly-Owned Subsidiaries or between Borrower and a Wholly-Owned Subsidiary or as otherwise approved in advance by the Required Lenders.

         6.13. DELIVERY OF SUBSIDIARY GUARANTIES. Borrower shall cause each of its existing Subsidiaries to execute and deliver to the Agent the Subsidiary Guaranty. Borrower shall promptly notify Administrative Agent of any planned formation or acquisition of any additional Subsidiaries. Within 10 days after Borrower forms or acquires any Subsidiary other than a Subsidiary which is a single-purpose entity formed solely for the purpose of owning Projects in connection with securitized Indebtedness and which has restrictions on the creation of additional Indebtedness and other safeguards typically imposed on such single-purpose entities in securitized financings, Borrower shall cause such Subsidiary to execute and deliver to the Administrative Agent a Subsidiary Guaranty.

         6.14. SALE AND LEASEBACK. The Borrower will not, nor will it permit any of its Subsidiaries to, sell or transfer a Substantial Portion of its Property in order to concurrently or subsequently lease such Property as lessee.

         6.15. ACQUISITIONS AND INVESTMENTS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                (i)        Cash Equivalents;

               (ii) Investments in existing Subsidiaries, Investments in Subsidiaries formed for the purpose of acquiring Properties, Investments in joint ventures and partnerships engaged solely in the business of purchasing, developing, owning, operating, leasing and managing retail properties and office and industrial properties, and Investments in existence on the date hereof and described in SCHEDULE 1 hereto;

              (iii)        transactions permitted pursuant to SECTION 6.12; and

               (iv) Acquisitions of Persons whose primary operations consist of the ownership, development, operation and management of retail, office or industrial properties;

provided that, after giving effect to such Acquisitions and Investments, Borrower continues to comply with all its covenants herein. Acquisitions permitted pursuant to this SECTION 6.15 shall be deemed to be "PERMITTED ACQUISITIONS".

         6.16. LIENS. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

                (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

               (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

              (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

               (iv) Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

                (v) Liens on Projects existing on the date hereof which secure Indebtedness as described in SCHEDULE 2 hereto; and

               (vi) Liens other than Liens described in subsections (i) through (iv) above arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a Default in any of Borrower's covenants herein.

Liens permitted pursuant to this SECTION 6.16 shall be deemed to be "PERMITTED LIENS".

         6.17. AFFILIATES. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.18. FINANCIAL UNDERTAKINGS. The Borrower will not enter into or remain liable upon, nor will it permit any Subsidiary to enter into or remain liable upon, any Financial Undertaking, except to the extent required to protect the Borrower and its Subsidiaries against increases in interest payable by them under variable interest Indebtedness.

         6.19. VARIABLE INTEREST INDEBTEDNESS. The Borrower and its Subsidiaries shall not at any time permit the outstanding principal balance of Indebtedness which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed $325,000,000, unless all of such Indebtedness in excess of $325,000,000 is subject to a swap, rate cap or other interest rate management program approved by the Administrative Agent that effectively converts the interest rate on such excess to a fixed rate.

         6.20. CONSOLIDATED NET WORTH. The Borrower shall maintain a Consolidated Net Worth of not less than the sum of (i) $650,000,000 plus (ii) ninety percent (90%) of the aggregate proceeds received by the Borrower (net of customary related fees and expenses) in connection with any offering of stock in the Borrower after December 31, 1997 and on or prior to the date such determination of Consolidated Net Worth is made.

         6.21. INDEBTEDNESS AND CASH FLOW COVENANTS. The Borrower on a consolidated basis with its Subsidiaries shall not permit:

                (i) Consolidated Outstanding Indebtedness to exceed fifty-five percent (55%) of Consolidated Market Value, as of any date;

               (ii) Consolidated Secured Indebtedness to exceed thirty-five percent (35%) of Consolidated Market Value, as of the last day of any fiscal quarter;

              (iii) the Value of Unencumbered Assets to be less than 1.75 times the Consolidated Senior Unsecured Indebtedness, as of any date;

               (iv) the aggregate Net Operating Income for the two (2) most recent fiscal quarters of the Consolidated Group for which results have been reported under SECTION
                           6.1 from all Unencumbered Assets qualifying for inclusion in the Value of Unencumbered Assets as of the date of determination to be less than 1.75 times the portion of Consolidated Interest Expense for such two (2) fiscal quarters attributable to Consolidated Senior Unsecured Debt, as of the last day of any fiscal quarter; and

                (v) Consolidated Cash Flow to be less than 2.0 times the Consolidated Debt Service, based on the most recent two (2) fiscal quarters, for which the Consolidated Group has reported results under SECTION 6.1, annualized, as of the last day of any fiscal quarter.

         6.22.    ENVIRONMENTAL MATTERS.  Borrower and its Subsidiaries shall:

                  (a) Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect; provided that in no event shall the Borrower or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants
         (i) at Projects owned by the Borrower or its Subsidiaries as of the date hereof, or (ii) at Projects hereafter acquired by the Borrower or its Subsidiaries as of the date of such acquisition, to add provisions to such effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

                  (c) Defend, indemnify and hold harmless Administrative Agent and each Lender, and their respective officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

                  (d) Prior to the acquisition of a new Project after the Agreement Execution Date, perform or cause to be performed an environmental investigation which investigation shall at a minimum comply with the specifications and procedures attached hereto as EXHIBIT G. In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to any Lenders upon reasonable request, for informational purposes and to assure compliance with the specifications and procedures.


                                   ARTICLE VII

                                    DEFAULTS
                                    --------


         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Nonpayment of any principal payment on any Note when due.

         7.2 Nonpayment of interest upon any Note or of any Facility Fee or other payment Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

         7.3. The breach of any of the terms or provisions of SECTIONS 6.2 and
6.10 through 6.21.

         7.4. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any material certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.5. The breach by the Borrower (other than a breach which constitutes a Default under SECTION 7.1, 7.2, 7.3 or 7.4) of any of the terms or provisions of this Agreement which is not remedied within fifteen (15) days after written notice from the Administrative Agent or any Lender.

         7.6. Failure of the Borrower or any of its Subsidiaries to pay when due
(A) any Recourse Indebtedness in excess of $10,000,000 in the aggregate or (B) any Indebtedness, whether or not Recourse Indebtedness, in excess of $20,000,000 in the aggregate; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement, or any other event shall occur or condition exist, which causes or permits (A) any Recourse Indebtedness of the Borrower or any of its Subsidiaries in excess of $10,000,000 in the aggregate or (B) any Indebtedness, whether or not Recourse Indebtedness, in excess of $20,000,000 in the aggregate to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (provided that the failure to pay any such Indebtedness shall not constitute a Default so long as the Borrower or its Subsidiaries is diligently contesting the payment of the same by appropriate legal proceedings and the Borrower or its Subsidiaries have set aside, in a manner reasonably satisfactory to Administrative Agent, a sufficient reserve to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and costs of enforcement in the event of an adverse outcome).

         7.7. The Borrower, or any Subsidiary having more than $10,000,000 of Equity Value, shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this SECTION 7.7, (vi) fail to contest in good faith any appointment or proceeding described in SECTION 7.8 or (vii) admit in writing its inability to pay its debts generally as they become due.

         7.8. A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary having more than $10,000,000 of Equity Value, or for any Substantial Portion of the Property of the Borrower or such Subsidiary, or a proceeding described in SECTION 7.7(iv) shall be instituted against the Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

         7.9. The Borrower or any of its Subsidiaries shall fail within sixty
(60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against Borrower or any Subsidiary would exceed $10,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith.

         7.10. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum.

         7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $500,000.

         7.12. Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems at Properties owned by the Borrower or any of its Subsidiaries or Investment Affiliates if the estimated costs of remediation at all such Properties in the aggregate exceed $20,000,000.

         7.13. The occurrence of any "Default" as defined in any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

         7.14.    The occurrence of any Material Adverse Effect.


                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------


         8.1. ACCELERATION. If any Default described in SECTION 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders, at any time prior to the date that such Default has been fully cured, may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon
(i) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) the Administrative Agent, as directed by the Required Lenders (or if no such direction is given within 30 days after a request for direction, as the Administrative Agent deems in the best interests of the Lenders, in its sole discretion), shall use its good faith efforts to collect, including without limitation, by filing and diligently pursuing judicial action, all amounts owed by the Borrower and any Subsidiary Guarantor under the Loan Documents.

         If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in SECTION 7.7 or 7.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, all of the Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. AMENDMENTS. Subject to the provisions of this ARTICLE VIII and the right of the Borrower, solely with the agreement of the Administrative Agent and such new banks or existing Lenders as may provide new or increased Commitments, to increase the Aggregate Commitment as described in SECTION 2.1 above, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement or waiver shall, without the consent of all Lenders:

                (i) Extend the Facility Termination Date or forgive all or any portion of the principal amount of any Loan or accrued interest thereon or the Facility Fee, reduce the Applicable Margins or any accepted Absolute Rate (or modify any definition herein which would have the effect of reducing the Applicable Margins or any accepted Absolute Rate) or the underlying interest rate options or extend the time of payment of any such principal, interest or Facility Fees.

               (ii) Release any Subsidiary Guarantor from the Subsidiary Guaranty or any other future guarantor from any liability it may undertake with respect to the Obligations.

              (iii) Reduce the percentage specified in the definition of Required Lenders.

               (iv)        Increase the Aggregate Commitment beyond
                           $300,000,000.

                (v) Permit the Borrower to assign its rights under this Agreement.

               (vi)        Amend SECTIONS 2.3, 2.13(ii), 2.25, 8.1, 8.2, 11.2 or
                           the definition of Required Lenders.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

         8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------


         9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. TAXES. Any taxes (excluding taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         9.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.5. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

         9.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.7. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Administrative Agent for any costs, internal charges and out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and fees and reasonable expenses for attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the amendment, modification, and enforcement of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for the Administrative Agent and the Lenders, which attorneys may be

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



employees of the Administrative Agent or the Lenders) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). The Borrower further agrees to indemnify the Administrative Agent and each Lender, its directors and officers against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         9.8. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         9.9. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

         9.10. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.11. NONLIABILITY OF LENDERS. The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.13. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY

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



UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         9.14. WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.


                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT
                            ------------------------


         10.1. APPOINTMENT. The First National Bank of Chicago is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this ARTICLE X. The Administrative Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

         10.2. POWERS. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent. The Administrative Agent shall

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



administer this Agreement in the same manner and with the same standard of care as it administers similar agreements for its own account.

         10.3. GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct; or
(ii) any determination by the Administrative Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a "highly leveraged transaction". The foregoing shall not limit the liability of the Administrative Agent for a breach of its express obligations and undertakings to the Lenders hereunder which continues after written notice to the Administrative Agent of such breach and its failure to cure such breach within a reasonable time after such notice.

         10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in ARTICLE IV, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. Except as otherwise specifically provided herein, the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity). Notwithstanding anything to the contrary herein, Administrative Agent shall make available promptly after the Agreement Execution Date to any Lender copies of all Loan Documents in its possession which are requested by any such Lender. Administrative Agent shall also furnish to all Lenders promptly after such items are available in final form copies of Default notices issued to the Borrower, amendments to any Loan Documents being proposed by the Administrative Agent or the Borrower, financial statements of the Borrower required hereunder, compliance certificates from the Borrower required by this Agreement or any other notice or communication from the Borrower specifically relating to this Agreement which is actually received by the Administrative Agent. Promptly after the Administrative Agent has actual knowledge of the occurrence of a Default hereunder, the Administrative Agent shall so notify the Lenders.

         10.5. ACTION ON INSTRUCTIONS OF LENDERS. Notwithstanding anything herein to the contrary, the Administrative Agent shall in all cases be fully protected in so acting, or refraining from acting, hereunder and under any other Loan Document in accordance with


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



written instructions signed by the Required Lenders or all of the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant to such written instructions shall be binding on all of the Lenders and on all holders of Notes and on the Administrative Agent.

         10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         10.8. ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct or a breach of the Administrative Agent's express obligations and undertakings to the Lenders which is not cured after written notice and within the period described in SECTION
10.3. To the extent any amounts so paid by Lenders are thereafter recovered by the Administrative Agent from the Borrower or any Subsidiary Guarantor or otherwise, such recovered amount shall be remitted to the Lenders making such payment on a pro rata basis in accordance with their respective portions of such payment. The obligations of the Lenders and the Administrative Agent under this
SECTION 10.8 shall survive payment of the Obligations and termination of this Agreement.


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



         10.9. RIGHTS AS A LENDER. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender but if the Administrative Agent is no longer a Lender, the Administrative Agent shall resign and a successor shall be appointed as described in SECTION
10.11. The rights and duties of the Administrative Agent are separate from its rights and duties as a Lender and no transfer of all or any part of the Administrative Agent's Commitment or its interest as a Lender in the Loans hereunder shall be deemed to transfer any of its rights and duties as Administrative Agent to its successor or successors as a Lender.

         10.10. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.11. SUCCESSOR ADMINISTRATIVE AGENT. Except as otherwise provided below, First Chicago shall serve as Administrative Agent at all times during the term of this Facility. First Chicago may resign as Administrative Agent in the event (x) First Chicago and Borrower shall mutually agree in writing or (y) an Event of Default shall occur and be continuing under the Loan Documents, or (z) First Chicago shall determine, in its sole reasonable discretion, that because of its other banking relationships with Borrower and/or Borrower's Affiliates at the time of such decision First Chicago's resignation as Administrative Agent would be necessary in order to avoid creating an appearance of impropriety on the part of First Chicago. First Chicago shall also resign as Administrative Agent, within 30 days after receipt of a written request from (A) any Lender, if the Administrative Agent's Commitment, after giving effect to any assignments or reductions hereunder, is less than the lower of (i) 10% of the then-current Aggregate Commitment or (ii) the highest Commitment amount then held by any Lender. First Chicago (or any successor Administrative Agent) may be removed as Administrative Agent by written notice received by Administrative Agent from the Required Lenders at any time with cause (i.e., a breach by First Chicago (or any successor Administrative Agent) of its duties as


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



Administrative Agent hereunder) or for gross negligence or willful misconduct. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign or receiving such a request to resign, then the resigning Administrative Agent shall, prior to the effective date of its resignation, appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article XI shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------


         11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender at any time prior to the date that such Default has been fully cured, whether or not the Obligations, or any part hereof, shall then be due.

         11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action


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



necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
                -------------------------------------------------


         12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         12.2.    Participations.
                  ---------------

                  12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, pension funds, or any other funds or entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.


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




                  12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any Subsidiary from the Subsidiary Guaranty.

                  12.2.3. BENEFIT OF SETOFF. The Borrower agrees that each Participant which has previously advised the Borrower in writing of its purchase of a participation in a Lender's interest in its Loans shall be deemed to have the right of setoff provided in SECTION 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents. Each Lender shall retain the right of setoff provided in
         SECTION 11.1 with respect to the amount of participating interests sold to each Participant, provided that such Lender and Participant may not each setoff amounts against the same portion of the Obligations, so as to collect the same amount from the Borrower twice. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 11.2 as if each Participant were a Lender.

         12.3.    Assignments.
                  ------------

                  12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any of such Lender's affiliates or to one or more banks, financial institutions or pension funds, or with the prior approval of the Borrower, which shall not be unreasonably withheld or delayed, any other entity ("PURCHASERS") all or any portion of its rights and obligations under the Loan Documents. Notwithstanding the foregoing, no approval of the Borrower shall be required for any such assignment if a Default has occurred and is then continuing. Such assignment shall be substantially in the form of EXHIBIT D hereto or in such other form as may be agreed to by the parties thereto. The consent of the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld.

                  12.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit I to EXHIBIT D hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 12.3.1, and (ii) payment of a $3,500 fee by the assignor or assignee to the Administrative Agent for processing such assignment, such assignment shall become

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



         effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender, and the transferor Lender shall automatically be released on the effective date of such assignment, with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this
         SECTION 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, subject to
SECTION 12.6.

         12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.19.

         12.6. CONFIDENTIALITY. The Administrative Agent and Lenders agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to them by the Borrower or by any other Person on the Borrower's behalf in connection with the Loan Documents and agree and undertake that neither they nor any of their Affiliates shall disclose any such information for any purpose or in any manner other than pursuant to the terms contemplated by the Loan Documents. The Administrative Agent and each Lender may disclose such information (1) at the request of any regulatory authority with jurisdiction over the Administrative Agent and/or the Lenders or in connection with an examination of such Person by any such authority, (2) pursuant to subpoena or other process of a court having jurisdiction over the Administrative Agent and/or the Lenders, (3) when required to do so in accordance with the provisions of any applicable law, (4) at the express direction of any other governmental authority, with jurisdiction over the Administrative Agent and/or the Lenders, of any State of the United

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



States of America or of any other jurisdiction in which such Person conducts its business, (5) to such Person's independent auditors, attorneys and other professional advisors, (6) if such information has become public other than through disclosure by such Person or any Lender, (7) in connection with any litigation involving such Person, and (8) to any Affiliate of such Person which agrees to be bound by this SECTION 12.6. Notwithstanding the foregoing, the Borrower authorizes each of the Administrative Agent and each Lender to disclose to any prospective or actual Transferee such financial and other information in its possession (i) which has been delivered to such Person pursuant to the Loan Documents or which has been delivered to such Person by the Borrower prior to entering into the Loan Documents, or (ii) which is reasonably necessary to effectuate the purposes of this Agreement and the Loan Documents; provided that, unless otherwise agreed by the Borrower, such Transferee shall agree to keep such information confidential to the same extent required to the Administrative Agent or any Lender, as applicable, hereunder.


                                  ARTICLE XIII

                                     NOTICES
                                     -------


         13.1. GIVING NOTICE. Except as otherwise permitted by SECTION 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         13.2. CHANGE OF ADDRESS. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XIV

                                  COUNTERPARTS
                                  ------------


         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                               DEVELOPERS DIVERSIFIED REALTY
                               CORPORATION


                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               34555 Chagrin Boulevard
                               Moreland Hills, Ohio  44022-1004
                               Phone:  216/247-4700
                               Facsimile:  216/247-1118
                               Attention:  Scott A. Wolstein


COMMITMENTS:
------------

$30,000,000                    THE FIRST NATIONAL BANK OF CHICAGO,
Percentage of Aggregate        Individually and as Administrative Agent
Commitment:  12%

                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               One First National Plaza
                               Chicago, Illinois  60670
                               Phone:  312/732-4000
                               Facsimile:  312/732-1117
                               Attention:  Real Estate Finance Department

$30,000,000                    BANK OF AMERICA NATIONAL TRUST
Percentage of Aggregate        & SAVINGS ASSOCIATION, a national banking
Commitment:  12%               association


                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               231 South LaSalle Street, 12-Q
                               Chicago, Illinois  60697
                               Phone:  312/828-5149
                               Facsimile:  312/974-4970
                               Attention:  Richard G. Baer, Jr., Vice President


$27,000,000                    COMMERZBANK AKTIENGESELLSCHAFT
Percentage of Aggregate
Commitment:  10.8%
                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               311 South Wacker Drive, 58th Floor
                               Chicago, Illinois  60606
                               Phone:  312/408-6900
                               Facsimile:  312/435-1485
                               Attention:  Timothy Shortly



$27,000,000                    FLEET NATIONAL BANK
Percentage of Aggregate
Commitment:  10.8%
                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               75 State Street, MA/BO/F11C
                               Boston, Massachusetts 02109-1810
                               Phone:  617/346-2881
                               Facsimile:  617/346-3220
                               Attention:  Thomas Hanold, Vice President

$27,000,000                    UNION BANK OF SWITZERLAND, NEW
Percentage of Aggregate        YORK BRANCH
Commitment:  10.8%

                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------


                               And By:
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               299 Park Avenue
                               New York, New York 10171-0026
                               Phone:  212/821-3851
                               Facsimile:  212/821-4138
                               Attention:  Joe Bassil


$27,000,000                    AMSOUTH BANK
Percentage of Aggregate
Commitment:  10.8%
                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               1900 5th Avenue, North
                               AmSouth South Sonat Tower, 9th Floor
                               Birmingham, Alabama 35288
                               Phone:  205/581-7493
                               Facsimile:  205/326-4075
                               Attention:  Lawrence Clark, Vice President

$18,000,000                    PNC BANK, NATIONAL ASSOCIATION
Percentage of Aggregate
Commitment:  7.2%
                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               One PNC Plaza
                               249 5th Avenue, Mail Stop P1-POPP-19-2
                               Pittsburgh, Pennsylvania 15222-2707
                               Phone:  412/762-9118
                               Facsimile:  412/762-6500
                               Attention:  Dina Muth


$16,000,000                    BANK ONE
Percentage of Aggregate
Commitment:  6.4%
                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               OH2-5491, 3rd Floor
                               Commercial Real Estate
                               600 Superior Avenue
                               Cleveland, Ohio 44114
                               Phone:  216/781-2431
                               Facsimile:  216/781-4567
                               Attention:  Sam Russo


$16,000,000                    COMERICA BANK
Percentage of Aggregate
Commitment:  6.4%
                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               500 Woodward Avenue
                               Detroit, Michigan  48226-3256
                               Phone:  313/222-9306
                               Facsimile:  313/222-9295
                               Attention:  David Campbell, Vice President

$16,000,000                    FIRST UNION NATIONAL BANK
Percentage of Aggregate
Commitment:  6.4%
                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               One First Union Center, DC-6
                               Charlotte, North Carolina 28288-0166
                               Phone:  704/383-1967
                               Facsimile:  704/383-6205
                               Attention:  Daniel J. Sullivan


$16,000,000                    MELLON BANK, N.A.
Percentage of Aggregate
Commitment:  6.4%
                               By:
                                  ----------------------------------------------
                               Print Name:
                                          --------------------------------------
                               Title:
                                     -------------------------------------------

                               One Mellon Bank Center, Suite 2915
                               Pittsburgh, Pennsylvania 15258
                               Phone:  412/234-9625
                               Facsimile:  412/234-8657
                               Attention:  Tom Greulich